UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale, Ste 400 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 30, 2008, Syntroleum Corporation (the “Company”) filed a petition against Fletcher International, Ltd. (“Fletcher”), arising out of an agreement (the “Purchase Agreement”) entered into on November 18, 2007, between the Company and Fletcher pursuant to which Fletcher agreed, subject to the terms and conditions set forth in the Purchase Agreement, to purchase $12 million of the Company’s common stock (up to a maximum of 19.99% of the Company’s outstanding common stock as of November 14, 2007) over a period of 24 months commencing on November 18, 2007.

Based on the Company’s interpretation of the Purchase Agreement, Fletcher agreed to make a series of related purchases of Company common stock aggregating $12 million, beginning with an “Initial Investment” and followed by “Later Investments.” At the Initial Investment, Fletcher was to purchase $3 million of Company common stock at a price per share equal to the average market price of the Company’s common stock over a ten consecutive business-day period ending three business days prior to the closing date of the Initial Investment, plus a premium of $0.60 per share purchased. Thereafter, Fletcher had the right to make Later Investments in minimum traunches of $2 million up to an aggregate amount not to exceed $9 million, at a price per share equal to the average market price of the Company’s common stock over a 40 consecutive business-day period ending three business days prior to the delivery of a notice to make a Later Investment, but not greater than the average of the market prices of common stock for any three consecutive or non consecutive business days, minus a discount of $0.20 per share purchased.

As reported by the Company in its Current Report on Form 8-K filed April 21, 2008, Fletcher did not consummate the Initial Investment on the closing date scheduled for that purchase because the Company’s common stock was not listed for trading on the Nasdaq Global Market, which was a condition to closing the Initial Investment and each Later Investment. Instead, the Company’s common stock was listed for trading on the Nasdaq Capital Market.

On May 27, 2008, Fletcher gave the Company a notice for a Later Investment to occur on May 30, 2008 to purchase 6,064,040 shares of Company common stock at $0.4442 per share, or an aggregate purchase price of $2,693,646.57. Pursuant to the terms of the Purchase Agreement, the Company sent Fletcher a notice of objection to the Later Investment Notice; which included an objection to the right of Fletcher to complete a Later Investment prior to having consummated the Initial Investment. In addition to the written objection, the Company filed the petition in Tulsa County District Court referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: June 2, 2008

By: /s/ Karen L. Gallagher

Karen L. Gallagher,
Principal Financial Officer